Exhibit 4.1

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

Issuer

MONDELĒZ INTERNATIONAL, INC.

Parent Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

INDENTURE

Dated as of October 28, 2016

Debt Securities

i

LIST OF DEFINED TERMS

Act	1
Additional Amounts	54
Affiliate	1
Applicable AML Law	13
Applicable Procedures	2
Authenticating Agent	2
Board of Directors	2
Board Resolution	2
Business Day	2
Capital Stock	2
Certificate of a Firm of Independent Public Accountants	2
Clearstream	2
Code	2
Commission	2
Company	1
Company Order	2
Company Request	2
Component Currency	29
Consolidated Capitalization	3
Consolidated Net Tangible Assets	3
Conversion Event	3
Corporate Trust Office	3
corporation	3
Covenant Defeasance	31
Currency Determination Agent	3
CUSIP	30
Defaulted Interest	27
Definitive Security	3
Depositary	3
Distribution Compliance Period	3
Dollars	3
Election Date	29
Euro	3
Euroclear	3
Event of Default	34
Exchange Act	4
Foreign Currency	4
Global Securities	4
Global Securities Legend	4
Government Obligations	4
Guarantee	4
Holder	4
Indenture	4
Indexed Security	4
Indirect Participant	4
interest	4
Interest Payment Date	5
Issue Date	5
Judgment Date	39
Legal Defeasance	31
LIBOR	5
LIBOR Currency	5
LIBOR Security	5

London Business Day	5
Luxembourg Stock Exchange	5
Market Exchange Rate	5
Maturity	5
Notice of Default	34
Officers’ Certificate	5
OID Security	5
Opinion of Counsel	5
Outstanding	5
Parent Guarantees	6
Parent Guarantor	1, 6
Participant	6
Paying Agent	6
Payor	53
Person	6
Place of Payment	6
Predecessor Security	6
Principal Facility	52
Principal Financial Center	6
Private Placement Legend	7
QIB	7
Redemption Date	7
Redemption Price	7
Regular Record Date	7
Regulation S	7
Regulation S Global Security	7
Regulation S Permanent Global Security	7
Regulation S Temporary Global Security	7
Regulation S Temporary Global Security Legend	7
Relevant Taxing Jurisdiction	54
Responsible Officer	7
Restricted Global Security	7
Restricted Period	7
Rule 144	7
Rule 144A	7
Rule 903	7
Rule 904	8
Sale and Leaseback Transaction	53
Securities	8
Securities Act	8
Security Register	26
Security Registrar	26
Special Record Date	8
Stated Maturity	8
Subsidiary	8
Substitute Date	39
Taxes	53
Trust Indenture Act	8
Trustee	1
U.S. Person	8
United States	8
Unrestricted Definitive Security	8
Unrestricted Global Security	8
Yield to Maturity	8

5

This is an INDENTURE dated as of October 28, 2016 among Mondelez International Holdings Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, and having its principal office at Wilhelminakanaal Zuid 110, 4903-RA Oosterhout, Netherlands (hereinafter called the “Company”), Mondelēz International, Inc., as guarantor (the “Parent Guarantor”) and Deutsche Bank Trust Company Americas, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee (hereinafter called the “Trustee”).

RECITALS

The Company deems it desirable to issue from time to time for its lawful purposes Securities evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided.

Because the Securities may have the benefit of the unconditional guarantee by the Parent Guarantor to pay the principal of, and premium, if any, and interest, if any, on such Securities, according to the terms of the Securities and as more fully described herein, the Parent Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary to make this Indenture a valid agreement of the Company and the Parent Guarantor, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1 Definitions.

For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation; and

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.10.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized to authenticate and deliver Securities on behalf of the Trustee for the Securities of any series pursuant to Section 6.12.

“Board of Directors” means the board of managing directors of the Company or any duly authorized committee of that board or any director or directors or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the Board of Directors shall have duly delegated its authority, and delivered to the Trustee for the Securities of any series.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Securities not denominated in Dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign Currency or currency unit or, if the Foreign Currency or currency unit is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to LIBOR Securities, the day is also a London Business Day.

“Capital Stock” of any Person means shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Certificate of a Firm of Independent Public Accountants” means a certificate signed by any firm of independent public accountants of recognized standing selected by the Company. The term “independent” when used with respect to any specified firm of public accountants means such a firm which (1) is in fact independent within the meaning of the Securities Act, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities of any series or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular independent accountants employed by the Company. Whenever it is herein provided that any Certificate of a Firm of Independent Public Accountants shall be furnished to the Trustee for Securities of any series, such certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by (1) any two directors, officers, employees, agents or designees of the duly authorized by the Board of Directors, or (2) by any two Persons designated in a Company Order previously delivered to the Trustee for Securities of any series by any two of the foregoing officers and delivered to the Trustee for Securities of any series.

“Component Currency” has the meaning specified in Section 3.12(e).

“Consolidated Capitalization” means the total of all of the assets appearing on the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries, less the following:

(a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

(b) deferred income tax liabilities appearing on such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets appearing on the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries less goodwill and other intangible assets and the minority interests of others in Subsidiaries, all as appearing on such balance sheet.

“Conversion Event” means the unavailability of any Foreign Currency or currency unit due to the imposition of exchange controls or other circumstances beyond the Company’s control.

“Corporate Trust Office” means the office of the Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of Deutsche Bank Trust Company Americas, at the date of the execution of this Indenture, is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, MS: NYC60-1630 New York NY 10005, Attention: Corporates Team / Mondelez International Holdings Netherlands B.V. (in addition, copies of correspondence are to be sent to Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, Corporate Trust, 100 Plaza One, 6th Floor – MS JCY03-0699, Jersey City, NJ 07311-3901, Attention: Corporates Team / Mondelez International Holdings Netherlands B.V.), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, limited liability companies, companies, besloten vennootschappen met beperkte aansprakelijkheid and business trusts.

“Currency Determination Agent”, with respect to Securities of any series, means, unless otherwise specified in the Securities of any series, a New York Clearing House bank designated pursuant to Section 3.12 or Section 3.13.

“Defaulted Interest” has the meaning specified in Section 3.8.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form established pursuant to Section 3.1 for the applicable series of Securities, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, issued in accordance with Section 2.1, 3.2(c) or 3.2(e).

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Distribution Compliance Period” means the restricted period as defined in Rule 903(b)(3) under the Securities Act.

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Election Date” has the meaning specified in Section 3.12(e).

“Euro” means the single currency of the participating member states of the European Union as defined under EC Regulation 1103/97 adopted under Article 235 of the Treaty on European Union and under EC Regulation 974/98 adopted under Article 1091(4) of the Treaty on European Union or any successor European legislation from time to time.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Foreign Currency” means a currency issued and actively maintained as a country’s recognized unit of domestic exchange by the government of any country other than the United States, and such term shall include the Euro.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form established pursuant to Section 3.1 for the applicable series of Securities, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, issued in accordance with Section 2.1, 3.2(b) or 3.2(d).

“Global Securities Legend” means the legend set forth in Section 3.2(g)(ii), to be placed on all Global Securities issued under this Indenture.

“Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable (except as provided in Section 3.12(b) and Section 3.12(d) in which case with respect to Securities for which an election has occurred pursuant to Section 3.12(b), or a Conversion Event has occurred as provided in Section 3.12(d), such obligations shall be issued in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event) or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable (except as provided in Section 3.12(b) and Section 3.12(d), in which case with respect to Securities for which an election has occurred pursuant to Section 3.12(b), or a Conversion Event has occurred as provided in Section 3.12(d), such obligations shall be issued in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any securities of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such securities of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

(2) entered into for purposes of assuring in any other manner the obligee of such securities of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Holder”, when used with respect to any Security, means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 3.1.

“Indexed Security” means any Security as to which the amount of payments of principal, premium, if any, and/or interest, if any, due thereon is determined with reference to the rate of exchange between the currency or currency unit in which the Security is denominated and any other specified currency or currency unit, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in accordance with Section 3.1.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“interest”, when used with respect to any Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means the date on which the Securities of a particular series are originally issued under this Indenture.

“Judgment Date” has the meaning specified in Section 5.16.

“LIBOR” means, with respect to any LIBOR Security, the rate specified as LIBOR for such series of Securities in accordance with Section 3.1.

“LIBOR Currency” means the currency specified pursuant to Section 3.1 as to which LIBOR will be calculated or, if no currency is specified pursuant to Section 3.1, Dollars.

“LIBOR Security” means any Security which bears interest at a floating rate calculated with reference to LIBOR.

“London Business Day” means, with respect to any LIBOR Security, a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

“Luxembourg Stock Exchange”, unless specified with respect to any particular series of Securities, means the Luxembourg Stock Exchange.

“Market Exchange Rate” with respect to any Foreign Currency or currency unit on any date means, unless otherwise specified in accordance with Section 3.1, the noon buying rate in The City of New York for cable transfers in such Foreign Currency or currency unit as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency or currency unit.

“Maturity”, when used with respect to any Security, means the date on which the principal (or, if the context so requires, in the case of an OID Security, a lesser amount or, in the case of an Indexed Security, an amount determined in accordance with the specified terms of that Security) of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund or otherwise.

“Notice of Default” has the meaning specified in Section 5.1(a)(3).

“Officers’ Certificate” means a certificate delivered to the Trustee for the Securities of any series, signed by (i) in the case of an Officers’ Certificate delivered by the Company: any two directors, officers, employees, agents or designees of the Parent Guarantor duly authorized by the Board of Directors and (ii) in the case of an Officers’ Certificate delivered by the Parent Guarantor: any Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President”), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

“OID Security” means a Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Opinion of Counsel” means, for purposes of Section 11.8, a written opinion of independent legal counsel of recognized standing and, for all other purposes hereof, means a written opinion of counsel, who may be an employee of or counsel to the Company or the Parent Guarantor.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee for such Securities or delivered to such Trustee for cancellation and those reductions in the aggregate principal amount of an outstanding Global Security effected by the Trustee in accordance with the provisions of this Indenture;

(2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made; and

(3) Securities which have been paid pursuant to Section 10.1 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such Securities that any such Securities are held by bona fide holders in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded; Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; (b) the principal amount of an OID Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 5.2; and (c) the principal amount of a Security denominated in a Foreign Currency or currency unit that shall be deemed to be outstanding for such purposes shall be determined in accordance with Section 1.15.

“Parent Guarantees” means the full and unconditional guarantee by the Parent Guarantor of the due and punctual payment of the obligations of the Company under this Indenture and the Securities issued hereunder, whether for payment of principal, of premium, if any, or interest or any Additional Amounts on the Securities, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise.

“Parent Guarantor” means Mondelēz International, Inc.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of, and premium, if any, and interest, if any, on any Securities of any series on behalf of the Company.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Place of Payment”, when used with respect to the Securities of any particular series, means the place or places where the principal of, premium, if any, and interest, if any, on the Securities of that series are payable, as contemplated by Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in lieu of a mutilated, destroyed, lost or stolen Security.

“Principal Facility” has the meaning specified in Section 10.7(c).

“Principal Financial Center” means, unless otherwise specified in accordance with Section 3.1:

(1) the capital city of the country issuing the Foreign Currency or currency unit, except that with respect to Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; or

(2) the capital city of the country to which the LIBOR Currency relates, except that with respect to Dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Toronto, Johannesburg and Zurich, respectively.

“Private Placement Legend” means the legend set forth in Section 3.2(g)(i), to be placed on all Securities issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means, unless otherwise specified in such Security an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof and premium, if any, thereon, together with accrued interest, if any, to the Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 3.1.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as applicable.

“Regulation S Permanent Global Security” means, with respect to each series of Securities, a permanent Global Security in the form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the corresponding Regulation S Temporary Global Security representing Securities of such series upon expiration of the Restricted Period.

“Regulation S Temporary Global Security” means, with respect to each series of Securities, a temporary Global Security in the form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Security Legend, the Private Placement Legend and the Regulation S Temporary Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities of such series initially sold in reliance on Rule 903.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 3.2(g)(iii).

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.10.

“Responsible Officer”, when used with respect to the Trustee for any series of Securities, means any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, associate, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period” means the 40 day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities” means securities authenticated and delivered under this Indenture and evidencing unsecured indebtedness of the Company, to be issued from time to time in one or more series established pursuant to Section 2.1, in such principal amounts, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be set forth in this Indenture and pursuant to Section 3.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.6.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee for such series pursuant to Section 3.8.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security.

“Subsidiary” means any entity of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees (without regard to the occurrence of any contingency) thereof is at the time, directly or indirectly, owned or controlled by the Parent Guarantor or by one or more Subsidiaries, or by the Parent Guarantor and one or more Subsidiaries.

“Substitute Date” has the meaning specified in Section 5.16.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

“United States” means, unless otherwise specified with respect to Securities of any series, the United States of America (including the individual states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means with respect to each series of Securities, a permanent Global Security in the form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Securities of such series that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Yield to Maturity”, when used with respect to any OID Security, means the yield to maturity, if any, set forth on the face thereof.

In this Indenture, where it relates to the Company, a reference to:

“The Netherlands” means the European part of the Netherlands and Dutch means in or of the Netherlands.

“Security interest” includes a retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkte recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).

“Merger” includes a juridische fusie.

“Demerger” includes a juridische splitsing.

“Winding-up” or “dissolution” (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden).

“Moratorium” includes surseance van betaling.

Any “corporate action in furtherance of” the insolvency events described in Section 5.1(a)(4) includes a Dutch entity having filed a notice under section 36 of the Dutch Tax Collection Act (Invorderingswet 1990).

“Receiver” includes a curator.

Section 1.2 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee for any series of Securities to take any action under any provision of this Indenture, the Company or the Parent Guarantor shall furnish to such Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel such action is authorized or permitted by this Indenture and that all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 10.5) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by one or more agents duly appointed in writing.

The Company may at its discretion set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, but the Company shall have no obligation to do so. If not set by the Company prior to the first solicitation of Holders of Securities of a particular series made by any Person in respect of any such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. Upon the fixing of such a record date those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee for the appropriate series of Securities deems sufficient.

(d) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e) Reserved.

(f) Subject to Section 1.15, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of an OID Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee for such Securities.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Security Registrar, any Paying Agent or the Company or the Parent Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5 Notices, Etc., to Trustee and the Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee for a series of Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, to or with such Trustee at its Corporate Trust Office, Attention: Corporates Team/ Mondelēz International Holdings Netherlands B.V., or if sent by facsimile transmission or email in PDF format, to a facsimile number or email address, as the case may be, provided by the Trustee, with a copy sent, first class postage prepaid, to the Trustee addressed to it as provided above, or

(b) the Company or the Parent Guarantor by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3), (4) and (5) of Section 5.1) if furnished in writing and sent, first class postage prepaid, addressed to the Company or the Parent Guarantor, as applicable, at the address specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company, or if sent by facsimile transmission or email in PDF format, to a facsimile number or email address, as the case may be, provided to the Trustee by the Company or the Parent Guarantor as applicable, with a copy sent, first class postage prepaid, to the Company or the Parent Guarantor, as applicable, addressed to it as provided above.

Section 1.6 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders if in writing and sent, first class postage prepaid, or by email in PDF format to each Holder affected by such event, at his physical address or email address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders is given by mail, neither the failure to send such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice sent in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee for such Securities shall constitute sufficient notice to such Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8 Successors and Assigns.

All covenants and agreements in this Indenture by each of the Company, the Parent Guarantor, each other Guarantor of Securities (if any) and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 1.9 Separability Clause.

If any provision in this Indenture or in the Securities or the Guarantee (in the case of Guaranteed Securities) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees (in the case of Guaranteed Securities), expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 Governing Law; Waiver of Jury Trial.

This Indenture, the Securities and, if issued, the Guarantees thereof, shall be governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY, THE PARENT GUARANTOR, EACH OTHER GUARANTOR OF SECURITIES (IF ANY) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.12 Submission to Jurisdiction.

In relation to any legal action or proceeding arising out of or in connection with this Indenture, any Securities issued hereunder or any Guarantees thereof, the Issuer, the Parent Guarantor and each other Guarantor of such Securities (if any) hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.

Section 1.13 Non-Business Day.

Unless otherwise stated with respect to Securities of any series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities or the Guarantees (in the case of Guaranteed Securities)) payment of principal, and premium, if any, and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14 Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, of any Guarantor of Securities or of any successor Person of the Company or any such Guarantor, either directly or indirectly through the Company, such Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture, and all the Securities of each series and all Guarantees thereof (if any), are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company, of any such Guarantor or of any successor Person of the Company or any such Guarantor, either directly or indirectly through the Company, such Guarantor or any successor Person, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture, in any of the Securities of any series or in any Guarantee thereof, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture, the issuance of the Securities of each series and the execution of such Guarantee.

Section 1.15 Certain Matters Relating to Currencies.

Subject to Section 3.13, each reference to any currency or currency unit in any Security, or in the Board Resolution or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit. The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts. Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in a Foreign Currency or currency unit, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officers’ Certificate for such Foreign Currency or currency unit into Dollars as of the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to such Trustee.

Section 1.16 Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country of publication.

Section 1.17 Force Majeure.

The Trustee, Security Registrar and Paying Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee, Security Registrar or Paying Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 1.18 USA Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee, Paying Agent and Security Registrar are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, Paying Agent and Security Registrar. Accordingly, each of the parties agree to provide to the Trustee, Paying Agent and Security Registrar, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, Paying Agent and Security Registrar to comply with Applicable AML Law.

Section 1.19 Execution in Counterparts.

This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE TWO

SECURITY FORMS

Section 2.1 Forms of Securities.

The Securities of each series shall be in such form or forms as shall be established by or pursuant to a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued in global form as permitted by Section 3.5, the form thereof shall be established as provided in the preceding sentence.

Prior to the delivery of a Security of any series in any such form to the Trustee for the Securities of such series for authentication, the Company shall deliver to such Trustee the following:

(a) The Board Resolution by or pursuant to which such form of Security has been approved and, if applicable, the supplemental indenture by or pursuant to which such form of Security has been approved;

(b) An Officers’ Certificate dated the date such Security is delivered to such Trustee for authentication stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

(c) An Opinion of Counsel stating that (A) the Securities in such form have been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with this Article Two and in conformity with the provisions of this Indenture; (B) the terms of such Securities have been established in accordance with Article Two and in conformity with the other provisions of this Indenture; (C) all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and (D) Securities in such form, when (i) completed by appropriate insertions and executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, (ii) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and (iii) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency and other similar laws generally affecting creditors’ rights, to general equitable principles, to an implied covenant of good faith and fair dealing and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities. The Definitive Securities, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

(d) The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.1 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.2 Form of Trustee’s Certificate of Authentication.

The Certificate of Authentication on all Securities shall be in substantially the following form: “This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Section 2.3 Global Securities.

Securities issued in global form shall be substantially in the form as shall be established pursuant to Section 2.1, or in such other form as shall be established in one or more supplemental indentures or certificates, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form as shall be established pursuant to Section 2.1, or in such other form as shall be established in one or more supplemental indentures or certificates, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities of any series as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Securities of any series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of any series represented thereby shall be made by the Trustee or the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.2.

Section 2.4 Temporary Global Securities.

Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities of any series represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in the Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.5 Euroclear and Clearstream Procedures.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

ARTICLE THREE

THE SECURITIES

Section 3.1 Title; Payment and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.

The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution or pursuant to a supplemental indenture hereto. There shall be established in one or more Board Resolutions, in one or more supplemental indentures, or set forth in, or determined in the manner provided in, an Officers’ Certificate of the Company, prior to the issuance of Securities of any series all or any of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of that series and set forth in the Securities of that series when issued from time to time):

(1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant Section 3.2, Section 3.6, Section 3.7, Section 9.5 or Section 11.7);

(3) whether any restrictions on the exchange of one form of Securities for another and on the offer, sale and delivery of the Securities in such form;

(4) the date or dates (or manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in such Board Resolution, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

(5) the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Date for the interest payable on any Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.8;

(6) the place or places where, subject to the provisions of Section 10.2, the principal of, and premium, if any, and interest, if any, on Securities of that series shall be payable, any Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

(7) the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Company, and any remarketing arrangements with respect to the Securities of that series;

(8) the obligation, if any, of the Company to redeem, repay or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if the currency in which the Securities of that series shall be issuable is Dollars, the denominations in which any Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(11) any Events of Default and covenants of the Company or the Parent Guarantor with respect to the Securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(12) if a Person other than Deutsche Bank Trust Company Americas is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

(13) if other than Dollars, the currency or currency unit in which payment of the principal of, and premium, if any, and interest, if any, on the Securities of that series shall be made or in which the Securities of that series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 3.12;

(14) if the principal of, and premium, if any, and interest, if any, on the Securities of that series are to be payable, at the election of the Company or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with, the provisions of Section 3.12, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;

(15) the designation of the original Currency Determination Agent, if any;

(16) if the Securities of such series are issuable as Indexed Securities, the manner in which the amount of payments of principal of, and premium, if any, and interest, if any, on that series shall be determined;

(17) if the Securities of that series do not bear interest, the applicable dates for purposes of Section 7.1;

(18) if other than as set forth in Article Four, provisions for the satisfaction and discharge of this Indenture with respect to the Securities of that series;

(19) the date as of which any Global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

(20) the application, if any, of Section 10.11 to the Securities of that series;

(21) whether any of the Securities of such series shall be issuable in temporary or permanent global form or both, and, if so, the Depositary or Depositaries for such Global Security or Global Securities and the terms and conditions, if any, other than those set forth in Article Two and Three, upon which interests in such Global Security may be exchanged in whole or in part, for the individual Securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the Global Security in addition to or in lieu of the legend referred to in this Indenture;

(22) whether the Securities of the series will be convertible or exchangeable into other securities of the Company or another Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(23) the form of the Securities of the series;

(24) whether the Securities shall be issued with Guarantees (supplemental to the Parent Guarantees) and, if so, the terms, if any, of any Guarantee (including the Parent Guarantees) of the payment of principal and interest, if any, with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture as then in effect; and

(25) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any particular series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolution relating thereto. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or established pursuant to the authority granted in a Board Resolution. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

The Terms and provisions contained in the Securities of any series shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby

Section 3.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 3.2, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Security may not be exchanged for a Definitive Security of the same series unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) there shall have occurred and be continuing an Event of Default under Section 5.1 with respect to the Securities of such series and the Depositary has requested the exchange. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Securities delivered in exchange for any Global Security of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.5 and Section 3.7. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 3.2 or Section 3.5 or Section 3.7, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 3.2(b)(ii)(B) and Section 3.2(c). A Global Security may not be exchanged for another Security other than as provided in this Section 3.2(a); provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 3.2(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(i), the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Security of the same series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Security Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 3.2(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 3.2(b)(ii) and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate substantially in the form of Exhibit A, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate substantially in the form of Exhibit A, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series if the exchange or transfer complies with the requirements of Section 3.2(b)(ii) and the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder substantially in the form of Exhibit A, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security of the same series, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 3.2(a) and receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit A, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit A, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit A, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of the Restricted Subsidiaries or any Guarantor of Securities, a certificate substantially in the form of Exhibit A, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit A, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.2(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Security of the same series in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security of the same series pursuant to this Section 3.2(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security of the same series pursuant to this Section 3.2(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Security to Definitive Securities. Notwithstanding Sections 3.2(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security of the same series or transferred to a Person who takes delivery thereof in the form of a Definitive Security of the same series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of the same series only upon the occurrence of any of the events in subsection (i) or (ii) of Section 3.2(a) and if the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit A, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iii), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security of the same series, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 3.2(a) and satisfaction of the conditions set forth in Section 3.2(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.2(h), and the Company shall execute and the Trustee shall, upon receipt of a Company order, authenticate and mail to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.2(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 3.2(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security of the same series or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of the same series, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit A, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit A, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit A, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Security is being transferred to the Company or any of the Restricted Subsidiaries or any Guarantor of Securities, a certificate substantially in the form of Exhibit A, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit A, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Security, in the case of clause (B) above, the applicable 144A Global Security, and in the case of clause (C) above, the applicable Regulation S Global Security.

(ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security of the same series or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series only if the Security Registrar receives the following:

(1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit A, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.2(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security of the same series or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 3.2(e), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.2(e):

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security of the same series if the Security Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit A, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate substantially in the form of Exhibit A, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit A, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security of the same series if the Security Registrar receives the following:

(1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit A, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, OTHER THAN A DISTRIBUTOR, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT]”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 3.2 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2(h) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(C) Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Mondelez International Holdings Netherlands B.V.

[Address]

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 3.10. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities of the same series, the principal amount of Securities of the series represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of the same series, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a Company Order or at the Security Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.5, Section 3.7, Section 9.5 or Section 11.7 not involving any transfer).

(3) Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Security selected for redemption or tendered (and not withdrawn) for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Security being redeemed or repurchased in part.

(4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption under Section 11.4 and ending at the close of business on the day of selection, or (B) to exchange any Securities if, as a result of the exchange, the Company would suffer adverse consequences under any United States law or regulation.

(6) Upon surrender for registration of transfer of any Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

(7) At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denomination or denominations and of a like Stated Maturity and of a like aggregate principal amount upon surrender of the Securities of such series to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.2.

(8) Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) None of the Trustee, the Authenticating Agent, the Currency Determination Agent, the Paying Agent and the Registrar shall have any responsibility in their respective capacities as such for any actions taken or not taken by the Depositary.

Section 3.3 Denominations and Currencies.

Unless otherwise provided with respect to any series of Securities as contemplated by Section 3.1, any Securities of a series shall be issuable in denominations of $200,000 and integral multiples of $1,000 in excess thereof, or the equivalent amounts thereof in the case of Securities denominated in a Foreign Currency or currency unit.

Section 3.4 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its managing director or any other director, officer, employee, designee or agent of the Company duly authorized by the Board of Directors. The signature of any of these officers on the Securities may be manual or facsimile.

The Parent Guarantees shall be executed on behalf of the Parent Guarantor by its Chairman of the Board, a Vice Chairman of the Board, or one or more of its Presidents or Vice Presidents. The signature of any of these officers on the Parent Guarantees may be manual or facsimile.

Securities or Parent Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Parent Guarantor, as applicable, shall bind the Company or the Parent Guarantor, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Securities, and such Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities. If any Security shall be represented by a permanent Global Security, then, for purposes of Section 3.2, this Section 3.4 and Section 3.5, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such permanent Global Security. If all the Securities of any one series are not to be issued at one time and if a Board Resolution relating to such Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Section 1.2 and Section 2.1 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or on its behalf pursuant to Section 6.12, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Each Depositary designated pursuant to Section 3.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authentication Agent had itself authenticated such Securities.

Section 3.5 Temporary Securities.

Until certificates representing Securities of any series are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities of the same series in exchange for temporary Securities.

Holders and beneficial holders, as the case may be, of temporary Securities of any series shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Securities of such series under this Indenture.

Section 3.6 Security Register.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee for the Securities of each series is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities of such series as herein provided.

Section 3.7 Mutilated, Destroyed, Lost and Stolen Securities.

If (i) any mutilated Security is surrendered to the Trustee for such Security or the Company and the Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or such Trustee that such Security has been acquired by a protected purchaser (as defined in Article 8 of the New York Uniform Commercial Code), the Company shall execute and upon its written request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a replacement therefor, upon which newly executed and authenticated Security the Parent Guarantor shall execute the Parent Guarantees.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and such Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section 3.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.

Every new Security of any series issued pursuant to this Section 3.7 in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and each such new Security shall be at any time enforceable by anyone, and each such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series, duly issued hereunder.

The provisions of this Section 3.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.8 Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located inside the United States.

Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Securities of any series in definitive form, whether having identical or different terms and provisions, having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Securities of such series at least 15 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee for the Securities of such series shall remain in effect until revoked by the Holder.

Unless otherwise provided or contemplated by Section 3.1, every permanent Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent Global Security held for its account by the Depositary. Each of Euroclear and Clearstream will in such circumstances credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Any interest on any Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee for the Securities of such series in writing in the form of an Officers’ Certificate of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Section 3.12(b) and Section 3.12(d)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the written notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2);

(2) The Company may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice is given by the Company to the Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause (2), such manner of payment shall be deemed practicable by such Trustee. Subject to the foregoing provisions of this Section 3.8 and Section 3.2, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Interest, or with respect to the nature, extent, or calculation of the amount of Defaulted Interest owed, or with respect to the method employed in such calculation of the Defaulted Interest.

Section 3.9 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Parent Guarantor, the Trustee for such Security and any agent of such parties may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and premium, if any, and (subject to Section 3.8) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Parent Guarantor or the Trustee or any agent of any such party shall be affected by notice to the contrary.

None of the Company, the Parent Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.10 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Securities, be delivered to such Trustee and, in the case of Securities, shall be promptly canceled by it in accordance with its applicable procedures. The Company may at any time deliver to the Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by such Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for such Security for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Trustee shall be promptly canceled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee for such Securities shall be cancelled by such Trustee in accordance with its standard procedures and, upon the Company’s written request, a certificate of cancellation evidencing such disposition of Securities shall be provided to the Company by such Trustee.

Section 3.11 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12 Currency and Manner of Payments in Respect of Securities.

Unless otherwise specified in accordance with Section 3.1 with respect to any series of Securities, the following provisions shall apply:

(a) Except as provided in paragraphs (b) and (d) below, principal of, and premium, if any, and interest on Securities of any series denominated in a Foreign Currency or currency unit will be payable by the Company in Dollars based on the equivalent of that Foreign Currency or currency unit converted into Dollars in the manner described in paragraph (c) below.

(b) It may be provided pursuant to Section 3.1 with respect to Securities of any series denominated in a Foreign Currency or currency unit that Holders shall have the option, subject to paragraph (d) below, to receive payments of principal of, and premium, if any, and interest on such Securities in such Foreign Currency or currency unit by delivering to the Trustee (or to any duly appointed Paying Agent) for the Securities of that series a written election, to be in form and substance satisfactory to such Trustee (or to any such Paying Agent), not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in such Foreign Currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee (or to any such Paying Agent) for the Securities of that series; provided, however, that any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date; and provided, further, that no such change or election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred, the Company has exercised any defeasance, satisfaction or discharge options pursuant to Article Four or notice of redemption has been given by the Company pursuant to Article Eleven. If any Holder makes any such election, such election will not be effective as to any transferee of such Holder and such transferee shall be paid in Dollars unless such transferee makes an election as specified above; provided, however, that such election, if in effect while funds are on deposit with respect to the Securities of such series as described in Section 4.4 or Section 4.5, will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 3.1 for such Securities. Any Holder of any such Security who shall not have delivered any such election to the Trustee (or to any duly appointed Paying Agent) for the Securities of such series not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in Dollars.

(c) With respect to any Securities of any series denominated in a Foreign Currency or currency unit and payable in Dollars, the amount of Dollars so payable will be determined by the Currency Determination Agent based on the indicative quotation in The City of New York selected by the Currency Determination Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of Dollars on conversion of Foreign Currency or currency units. Such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Bridge Telerate Monitor Foreign Exchange Service, for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Reuters Foreign Exchange Service, as the case may be, shall be used. If such quotations are unavailable from either such foreign exchange service, such selection shall be made from the quotations received by the Currency Determination Agent from no more than three nor less than two recognized foreign exchange dealers in The City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Foreign Currency or currency unit payable on such payment date in respect of all Securities denominated in such Foreign Currency or currency unit and for which the applicable dealer commits to execute a contract. If fewer than two such bid quotations are available at 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, payments shall be made in the Foreign Currency or currency unit.

(d) If a Conversion Event occurs with respect to a Foreign Currency or currency unit in which Securities of any series are payable, then with respect to each date for the payment of principal of, and premium, if any, and interest on the Securities of that series occurring after the last date on which such Foreign Currency or currency unit was used, the Company may make such payment in Dollars. The Dollar amount to be paid by the Company to the Trustee for the Securities of such series and by such Trustee or any Paying Agent for the Securities of such series to the Holders of such Securities with respect to such payment date shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate as of the second Business Day preceding the applicable payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise established pursuant to Section 3.1 with respect to such Securities. Any payment in respect of such Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.

(e) For purposes of this Indenture the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which is a component of any unit.

“Election Date” shall mean, for the Securities of any series, the date specified pursuant to Section 3.1(14).

(f) Notwithstanding any other provisions of this Section 3.12, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such a single currency, (iii) if any Component Currency is divided into two or more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division, and (iv) in the event of an official redenomination of any currency (including, without limitation, a currency unit), the obligations of the Company to make payments in or with reference to such currency on the Securities of any series shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.

(g) All determinations referred to in this Section 3.12 made by the Currency Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Holders of the applicable Securities. The Currency Determination Agent shall promptly give written notice to the Trustee for the Securities of such series of any such decision or determination. The Currency Determination Agent shall promptly give written notice to the Trustee of any such decision or determination. The Currency Determination Agent shall have no liability for any determinations referred to in this Section 3.12 made by it in the absence of willful misconduct or gross negligence.

(h) The Trustee for the Securities of a particular series shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 3.12 and shall not otherwise have any duty, responsibility or obligation to determine such information independently.

Section 3.13 Appointment and Resignation of Currency Determination Agent.

(a) If and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars, or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company shall maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Company shall cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.1 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal, and premium, if any, and interest, if any, pursuant to Section 3.12.

(b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section 3.13 shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Currency Determination Agent.

(c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).

Section 3.14 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 3.15 Form of Parent Guarantees.

The form of Parent Guarantee shall be set forth on the applicable series of Securities substantially as follows:

GUARANTEE

For value received, the Parent Guarantor hereby fully and unconditionally guarantees the due and punctual payment of all of the obligations of the Company under the Indenture and the Securities, whether for the payment of principal, of premium, if any, or interest or any Additional Amounts on the Securities or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. [This Parent Guarantee will not become effective until the Trustee or authenticating agent duly executes the certificate of authentication on this Security.] This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

MONDELĒZ INTERNATIONAL, INC.

By:
Name:
Title:

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.1 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, with respect to the Securities of any series, unless otherwise specified pursuant to Section 3.1 with respect to a particular series of Securities, elect to have either Section 4.2 or Section 4.3 be applied to all of the Outstanding Securities of that series upon compliance with the conditions set forth below in this Article Four.

Section 4.2 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities of the particular series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the Outstanding Securities of that series and the Securities of that series shall thereafter be deemed to be “outstanding” only for the purposes of Section 4.6, Section 4.8 and the other Sections of this Indenture referred to below in this Section 4.2, and to have satisfied all of its other obligations under such Securities and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of the particular series to receive payments in respect of principal of, and premium, if any, and interest, if any, on such Securities when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company’s obligations with respect to such Securities concerning issuing temporary Securities of that series, or, where relevant, registration of such Securities, mutilated, destroyed, lost or stolen Securities of that series and the maintenance of an office or agency for payment and money for Security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee for the Securities of that series, and the Company’s obligations in connection therewith; and (d) this Article Four and the obligations set forth in Section 4.6 hereof. Subject to compliance with this Article Four, the Company may exercise its option under Section 4.2 notwithstanding the prior exercise of its option under Section 4.3 with respect to the Securities of a particular series.

Section 4.3 Covenant Defeasance.

Upon the exercise under Section 4.1 of the option applicable to this Section 4.3, the Company shall be released from any obligations under the covenants contained in Section 7.3, Section 8.1, Section 10.7 and Section 10.8 hereof with respect to the Outstanding Securities of the particular series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of that series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under Section 5.1(a)(3) but, except as specified above, the remainder of this Indenture and the Securities of that series shall be unaffected thereby.

Section 4.4 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 4.2 or Section 4.3 to the outstanding Securities of a particular series:

(a) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee for the Securities of that series, in trust, for the benefit of the Holders of the Securities of that series, cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of that series and except as provided in Section 3.12(b) and Section 3.12(d), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 3.12(b), or a Conversion Event has occurred as provided in Section 3.12(d), shall be made in the currency or currency unit in which the Securities of that series are payable as a result of such election or Conversion Event), Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay principal, and premium, if any, and interest, if any, due on the outstanding Securities of that series at the Stated Maturity, or on the applicable Redemption Date, as the case may be, with respect to the outstanding Securities of that series;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit after giving effect to such Legal Defeasance or Covenant Defeasance and no Event of Default under Section 5.1(a)(4) or Section 5.1(a)(5) shall have occurred and be continuing on the 123rd day after such date;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound; and

(f) the Company shall have delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 4.5 Satisfaction and Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all Securities of any particular series issued hereunder when either (i) all Securities of that series theretofore authenticated and delivered (except (A) lost, stolen or destroyed Securities of such series which have been replaced or paid as provided in Section 3.7, and (B) Securities of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 10.3) have been delivered to the Trustee for the Securities of that series for cancellation or (ii) (A) all Securities of that series not theretofore delivered to Trustee for cancellation are due and payable by their terms within one year or have become due and payable by reason of the making of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Section 3.12(b) and Section 3.12(d)), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 3.12(b) or a Conversion Event has occurred as provided in Section 3.12(d), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event) sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for the Securities of that series for cancellation of principal, and premium, if any, and accrued and unpaid interest, if any, to the Stated Maturity or Redemption Date, as the case may be; (B) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit after giving effect thereto and no Event of Default under Section 5.1(a)(4) or Section 5.1(a)(5) shall have occurred and be continuing on the 123rd day after such date; (C) the Company or the Parent Guarantor has paid, or caused to be paid, all sums payable by the Company under this Indenture; and (D) the Company has delivered irrevocable written instructions to the Trustee for the Securities of that series under this Indenture to apply the deposited money toward the payment of such Securities at the Stated Maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for the Securities of that series stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 4.6 Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of a particular series referred to in Section 4.1, Section 4.2, Section 4.4, or Section 4.5, the respective obligations of the Company, the Trustee for the Securities of a particular series and, where applicable, the Parent Guarantor, under Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.7, Section 3.9, Section 4.7, Section 4.8, Section 4.9, Section 4.10, and Section 5.8, Article Six, and Section 7.1, Section 7.2, Section 10.1, Section 10.3, Section 10.4 and Section 10.6, shall survive with respect to Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Company, the Parent Guarantor and the Trustee for the Securities of a particular series with respect to that series under Section 4.7, Section 4.8, Section 4.9, Section 4.10 and Section 6.7 shall survive. Nothing contained in this Article Four shall abrogate any of the obligations or duties of the Trustee of any series of Securities under this Indenture.

Notwithstanding the satisfaction of the conditions set forth in Section 4.4 or Section 4.5 with respect to all the Securities of any series not payable in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 3.12(d) to the extent that the Trustee is unable to convert any Foreign Currency or currency unit or currency unit in its possession pursuant to Section 4.4 or Section 4.5 into the Dollar equivalent of such Foreign Currency or currency unit, as the case may be. If, after the deposits referred to in Section 4.4 or Section 4.5 have been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to Section 3.12(b) to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 4.4 or Section 4.5 was made, or (y) a Conversion Event occurs as contemplated in Section 3.12(d), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable. The Trustee shall return to the Company any non-converted funds or securities in its possession after such payments have been made.

Section 4.7 Acknowledgment of Discharge by Trustee.

Subject to Section 4.10, after (i) the conditions of Section 4.4 or Section 4.5 have been satisfied with respect to the Securities of a particular series, (ii) the Company or the Parent Guarantor has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee for the Securities of that series upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture with respect to the applicable series of Securities except for those surviving obligations specified in this Article Four.

Section 4.8 Application of Trust Moneys.

All money and Government Obligations deposited with the Trustee for the Securities of a particular series pursuant to Section 4.4 or Section 4.5 in respect of the Securities of that series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Securities of all sums due and to become due thereon for principal, and premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee for the Securities of a particular series against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.4 or Section 4.5 with respect to the Securities of that series or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities of that series.

Section 4.9 Repayment to the Company; Unclaimed Money.

The Trustee and any Paying Agent for a series of Securities shall promptly pay or return to the Company upon Company Order any cash or Government Obligations held by them at any time that are not required for the payment of principal of, and premium, if any, and interest, if any, on the Securities for which cash or Government Obligations have been deposited pursuant to Section 4.4 or Section 4.5. Any money deposited with the Trustee or any Paying Agent for the Securities of any series, or then held by the Company, in trust for the payment of principal of, and premium, if any, and interest, if any, on any Security of any particular series and remaining unclaimed for two years after such principal and premium, if any, and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, as trustee thereof, shall thereupon cease; provided, however, that such Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security in the manner set forth in Section 1.6, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

Section 4.10 Reinstatement.

If the Trustee or Paying Agent for a series of Securities is unable to apply any cash or Government Obligations, as applicable, in accordance with Section 4.2, Section 4.3, Section 4.4 or Section 4.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of that series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.2, Section 4.3, Section 4.4 or Section 4.5 until such time as the Trustee or Paying Agent for that series is permitted to apply all such cash or Government Obligations in accordance with Section 4.2, Section 4.3, Section 4.4 or Section 4.5; provided, however, that if the Company has made any payment of principal of, and premium, if any, and interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or Government Obligations, as applicable, held by such Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 5.1 Events of Default.

(a) “Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.1 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any installment of interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of principal of, or premium, if any, on any Security of that series at its Maturity or default in the deposit of any sinking fund payment when and as due by the terms of any Security of that series; or

(3) default in the performance of, or breach of, any covenant or warranty of the Company or the Parent Guarantor in respect of any Security of that series contained in this Indenture or in such Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with) or in the applicable Board Resolution under which such series is issued as contemplated by Section 3.1 and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company or the Parent Guarantor by the Trustee for the Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the Company or the Parent Guarantor shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company or the Parent Guarantor shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company or the Parent Guarantor) of the Company or the Parent Guarantor, as applicable, or for all or a substantial part of the property of the Company or the Parent Guarantor, as applicable; or the Company shall make a general assignment for the benefit of creditors; or the Company shall take any corporate action in furtherance of any of the foregoing; or

(5) an involuntary case or other proceeding shall be commenced against the Company or the Parent Guarantor with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against it or (B) shall continue unstayed and in effect for a period of 60 consecutive days; or

(6) any Guarantee of such Securities is in a final, non-appealable judgment to be unenforceable or otherwise not in full force and effect invalid or such Guarantee is asserted in writing by the Company or the Parent Guarantor thereunder to be no longer in full force and effect, valid and enforceable in accordance with its terms.

(b) So long as any of the Securities are outstanding, the Company will deliver to the Trustee within 30 days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any particular series of Securities and is continuing (other than an Event of Default described in Section 5.1(a)(4) or Section 5.1(a)(5)), then and in every such case either the Trustee for the Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, in the case of OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed Securities, the amount determined in accordance with the specified terms of those Securities) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

If any Event of Default specified in Section 5.1(a)(4) or Section 5.1(a)(5) occurs with respect to the Company or the Parent Guarantor, all of the unpaid principal amount (or, if the Securities of any series then outstanding are (i) OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed Securities, the amount determined in accordance with the specified terms of those Securities) and accrued interest on all Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of any series as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or the Parent Guarantor has paid or deposited or caused to be paid or deposited with such Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Section 3.12(b) and Section 3.12(d)):

(A) all overdue interest on all Securities of that series;

(B) the principal of, and premium, if any, on any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities), to the extent that the payment of such interest shall be legally enforceable;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities); and

(D) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.7;

and

(2) all Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of principal of, or premium, if any, on any Security of any series at its Maturity;

the Company will, upon demand of the Trustee for the Securities of such series, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Securities (or, in the case of (i) OID Securities, the Securities’ Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.7.

If the Company fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding against the Company for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Trustee for the Securities of such series may proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company or any other obligor upon the Securities of any series, its property or its creditors, the Trustee for the Securities of such series irrespective of whether the principal (or, if the Securities of such series are (i) OID Securities or (ii) Indexed Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 5.2) on any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Company for the payment of overdue principal or interest shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (or, if the Securities of such series are (i) OID Securities or (ii) Indexed Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 5.2), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.7) and of the Holders of the Securities of such series allowed in such judicial proceeding;

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii) unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy or other person performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to such Trustee, and in the event that such Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to such Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 6.7. Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee for the Securities of any series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 6.7, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money collected by the Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the payment of all amounts due such Trustee and its agents under Section 6.7;

Second: to the payment of the amounts then due and unpaid upon the Securities of such series for principal of, and premium, if any, and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and premium, if any, and interest, if any, respectively; and

Third: the balance, if any, to the Person or Persons entitled thereto.

Section 5.7 Limitation on Suits.

No Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee for the Securities of such series of such default and the continuance thereof;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee for the Securities of such series to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to such Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended and being expressly covenanted by the taker and holder of every Security, with every other taker and holder with the Trustee that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest, if any.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of principal of, and premium, if any, and (subject to Section 3.8) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company, such Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Trustee with respect to such Securities, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability; and

(2) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

(1) a default in the payment of principal of, or premium, if any, or interest, if any, on any Security of that series; or

(2) a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable and documented attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of principal of, or premium, if any, or interest, if any, on any Security of such series.

Section 5.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Judgment Currency.

If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security, it shall become necessary to convert any amount in the currency or currency unit due hereunder or under such Security into any other currency or currency unit, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Company under this Section 5.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security so that in any event the Company’s obligations hereunder or under such Security will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE SIX

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such,

(1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties, covenants or obligations shall be read into this Indenture against such Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee for Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

(2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 1.4 and Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series; and

(4) no provision of this Indenture shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section 6.1.

Section 6.2 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 1.6, notice of such default actually known to a Responsible Officer of such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, such Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of that series; and provided, further, that in the case of any default of the character specified in Section 5.1(a)(3) with respect to Securities of that series no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.2, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

Section 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee for any series of Security may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officers’ Certificate;

(d) such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) such Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee, at the Corporate Trust Office of the Trustee, by the Company or by any Holder of the Securities, and such notice references the Securities and the Indenture. Notwithstanding the foregoing, the Trustee should be deemed to have knowledge of any default or Event of Default with respect to matters set forth in Section 5.1(a)(1) and Section 5.1(a)(2);

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication thereof, and neither the Trustee for any series of Securities, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. Neither the Trustee for any series of Securities nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5 May Hold Securities.

The Trustee for any series of Securities, any Authenticating Agent, Paying Agent, Security Registrar or any other agent of the Company or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.8, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except as provided in Section 1.15 and except to the extent required by law. The Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee for any series of Securities from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of Securities in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3) agrees to indemnify such Trustee or any predecessor Trustee and their agents in Dollars for, and to hold them harmless against, any loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim (whether or not asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder; or in connection with enforcing the provisions of this Section.

As security for the performance of the obligations of the Company under this Section the Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of, or premium, if any, or interest, if any, on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(a)(4) or Section 5.1(a)(5), the expenses (including the reasonable and documented fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

The Company’s obligations under this Section 6.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations pursuant to Article Four of this Indenture and the termination of this Indenture.

Section 6.8 Corporate Trustee Required; Different Trustees for Different Series; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(i) a corporation organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or State authority, or

(ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control with the Company shall serve as Trustee for the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article Six.

A different Trustee may be appointed by the Company for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than Deutsche Bank Trust Company Americas, the Company and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(1) the Trustee for the Securities of any series shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(2) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove such Trustee or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee for the Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 6.10, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

Section 6.10 Acceptance of Appointment by Successor.

(a) Every such successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on written request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article Six.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 6.12 Authenticating Agents.

From time to time the Trustee for the Securities of any series may appoint one or more Authenticating Agents with respect to the Securities of such series, which may include the Company or any Affiliate of the Company, with power to act on the Trustee’s behalf in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Section 3.5, Section 3.6 and Section 11.7 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Trustee” for the Securities of such series. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 1.5. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 1.6. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to any Authenticating Agent for such series from time to time reasonable compensation for its services. If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.”

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
As Authenticating Agent

By:
[Authorized Signatory]

Section 6.13 Initial Appointment.

Deutsche Bank Trust Company Americas is initially appointed as Trustee, Paying Agent and Security Registrar hereunder.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

With respect to each particular series of Securities, the Company will furnish or cause to be furnished to the Trustee for the Securities of such series,

(a) Unless the Trustee is the Security Registrar, semiannually, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders of that series as of such dates,

(b) on semi-annual dates on each year to be determined pursuant to Section 3.1 if the Securities of such series do not bear interest, a list of similar form and content, and

(c) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,

(d) excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting.

Section 7.2 Preservation of Information; Communications to Holders.

(a) The Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Trustee as provided in Section 7.1 and the names and addresses of Holders of the Securities of such series received by such Trustee in its capacity as Security Registrar for such series, if so acting. The Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 7.1 upon receipt of a new list relating to such series so furnished.

(b) If three or more Holders of Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Trustee for the Securities of any such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 7.2(a), or

(ii) inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If any such Trustee shall elect not to afford such applicants access to that information, such Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appears in the information preserved at the time by such Trustee in accordance with Section 7.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Trustee shall mail to such applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

(c) Every Holder of Securities of each series, by receiving and holding the same, agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

Section 7.3 Reports by Company.

The Company will file with the Trustee for the Securities of such series, within 15 days after the Parent Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Parent Guarantor may file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that the availability of the foregoing reports on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and any Holder;

With respect to the foregoing paragraph, the Company may file all information, documents and reports required by this Section 7.3 by email in PDF format; provided, however, that upon the Trustee’s written request, the Company shall provide the Trustee with physical copies of such information, documents or reports.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company and the Parent Guarantor shall not consolidate with or merge into any other corporation or convey or transfer the Company’s or the Parent Guarantor’s properties and assets substantially as an entirety to any Person unless:

(1) the corporation formed by such consolidation or into which the Company or the parent Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company or the Parent Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (or, with respect to the Company only, a jurisdiction outside the United States, subject to the condition that the Company shall pay Additional Amounts in respect of withholding taxes resulting from organization or existence under the laws of such jurisdiction);

(2) in the case of the Company, the successor entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to each such Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, (including all Additional Amounts, if any, payable pursuant to Section 5.16 or Section 10.10) on all the Securities and the performance of every covenant of this Indenture on the part of the Company otherwise to be performed or observed;

(3) in the case of the Parent Guarantor, the successor entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to each such Trustee, the Parent Guarantees and the performance of every covenant of this Indenture on the part of the Parent Guarantor to be performed or observed;

(4) immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities, shall have happened and be continuing; and

(5) the Company or the Parent Guarantor, as the case may be, has delivered to the Trustee for each series of Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Such successor entity shall assume all the Company’s or Parent Guarantor’s obligations under the indenture as if it were an original party to this Indenture. After assuming such obligations, the successor entity will have all of Parent Guarantor’s or the Company’s, as the case may be, rights and powers under this Indenture.

Section 8.2 Successor Person Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and, in the event of any such consolidation, merger, conveyance or transfer, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up, or liquidated.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company the Parent Guarantor and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company, for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); or

(4) to add to or to change any of the provisions of this Indenture to provide for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(5) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Deutsche Bank Trust Company Americas as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.8; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10(b); or

(8) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; or

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.1; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(10) to establish the form and terms of any series of Securities;

(11) to add Guarantees with respect to the Securities of such series or to confirm and evidence the release, termination or discharge of any such Guarantee when such release, termination or discharge is permitted under this Indenture; or

(12) to cure any ambiguity, to correct or supplement any provision herein or in any Security which may be inconsistent with any other provision herein or in any Security, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Securities of any series or to surrender any right or power herein conferred upon the Company or the Parent Guarantor, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect.

Section 9.2 Supplemental Indentures With Consent of Holders.

The Company, the Parent Guarantor and the Trustee for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Securities under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of or change the time for payment of interest thereon, if any (or, in the case of OID Securities, reduce the rate of accretion of original issue discount), or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.10 (except as contemplated by Section 8.1(1) and permitted by Section 9.1(1)) or reduce the amount of the principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or provable in bankruptcy, or, in the case of Indexed Securities, reduce the amount payable in accordance with the terms of those Securities upon a declaration of acceleration of the Maturity thereof, or provable in bankruptcy, pursuant to Section 5.2 or change the Place of Payment, or the currency or currency unit in which any Security or the principal or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or impair any right of Holders of Securities hereunder to repayment or purchase of Securities at their option; or reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made) or adversely affect the right to convert or exchange any Security into other securities of the Company or another Person as may be provided pursuant to Section 3.1;

(2) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3) modify any of the provisions of this Section or Section 5.13 or Section 10.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.10, or the deletion of this proviso, in accordance with the requirements of Section 6.8, Section 6.10(b), Section 9.1(6) and Section 9.1(7); or

(4) release the Parent Guarantor from, or otherwise modify, the Parent Guarantees other than in accordance with this Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Securities shall receive, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel that includes the requirements of Section 1.2 of this Indenture and states that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Trustee for any series of Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby

Section 9.5 Reference in Securities to Supplemental Indentures.

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee for the Securities of such series and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 10.1 Payment of Principal, Premium, if any, and Interest, if any.

The Company agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Section 3.12(b) and Section 3.12(d)) principal of, and premium, if any, and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series, and this Indenture. On or before 10:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture. The interest, if any, due in respect of any temporary or permanent Global Security, together with any Additional Amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable, subject to the conditions set forth in Section 10.10, only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.

Section 10.2 Maintenance of Office or Agency.

If Securities of a series are issuable only as Securities the Company will maintain in each Place of Payment for that series an office or agency where Securities of that series may be presented or surrendered for payment, an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.

Section 10.3 Money for Securities Payments To Be Held in Trust.

If the Company, the Parent Guarantor or any Subsidiary shall at any time act as Paying Agent with respect to any particular series of Securities, it will, on or before each due date of principal of, and premium, if any, or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and except as provided in Section 3.12(b) and Section 3.12(d)) sufficient to pay the principal, premium, if any, and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for the Securities of such series in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any particular series of Securities, it will, on or before each due date of principal of, or premium, if any, or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent for any particular series of Securities, other than the Company, the Parent Guarantor or the Trustee for the Securities of such series, to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal of, or premium, if any, or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give such Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of, and premium, if any, and interest, if any, on Securities of that series; and

(3) at any time during the continuation of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Company or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 10.4 Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.5 Statements as to Compliance.

The Company or the Parent Guarantor will deliver to the Trustee for each series of Securities, within 120 days after the end of each fiscal year of the Company, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

(2) to the best of his knowledge, based on such review, the Company is in compliance with all conditions and covenants under this Indenture.

Section 10.6 Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.7 Limitations on Liens.

(a) Except as expressly provided in Subsection (b) of this Section 10.7, the Parent Guarantor will not, and will not permit any Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred, any mortgage, pledge, lien, security interest, charge or encumbrance (all of the foregoing being hereinafter referred to as “liens”) to secure any indebtedness for borrowed money (i) upon any shares of Capital Stock issued by any Subsidiary that owns any Principal Facility (as hereinafter defined) to the extent such shares are owned by the Parent Guarantor or one or more Subsidiaries or (ii) upon any Principal Facility, in either case without making effective provision whereby all the Securities shall be directly secured equally and ratably with the indebtedness secured by such lien, so long as any such indebtedness shall be so secured; provided, however, that this Section 10.7 shall not be applicable to the following:

(1) in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the Code or any other laws and regulations in effect at the time of such issuance;

(2) liens existing on the date hereof;

(3) liens on property or shares of Capital Stock existing when acquired by the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries acquire such property or shares of Capital Stock (including through a merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement of such property incurred prior to, during, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property or within 180 days after the acquisition of such shares for the purpose of financing all or a portion of such purchase of the property or construction or improvement on it; or

(4) liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing clauses (1) through (3) or in this clause (4); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured by the original lien.

(b) The Parent Guarantor or any Subsidiary may create, assume or incur, or suffer to be created, assumed or incurred, liens which would otherwise be prohibited by Subsection (a) of this Section 10.7, provided that the indebtedness secured thereby, plus the aggregate value of the Sale and Leaseback Transactions permitted by the provisions of Subsection (b) of Section 10.8, does not at the time exceed the greater of 10% of Consolidated Capitalization or 10% of Consolidated Net Tangible Assets.

(c) The term “Principal Facility” shall mean all real property located within the United States and constituting part of any manufacturing plant or distribution facility owned and operated by the Parent Guarantor or any Subsidiary, together with such manufacturing plant or distribution facility, including all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes attached to or constituting a part thereof; provided, however, that such term shall not include trade fixtures (unless such trade fixtures are attached to the manufacturing plant or distribution facility in a manner that does not permit removal therefrom without causing substantial damage thereto), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials, and provided further, however, that such term shall not include any particular manufacturing plant or distribution facility as of any particular date unless the net book value thereof included in the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries exceeds 0.25% of Consolidated Capitalization.

(d) The Certificate of a Firm of Independent Public Accountants shall be conclusive evidence as to the amount, at the date specified in such certificate, of net book value of any particular manufacturing plant or distribution facility, Consolidated Net Tangible Assets or Consolidated Capitalization, as the case may be.

Section 10.8 Sale and Leaseback Transactions.

(a) Neither the Parent Guarantor nor any Subsidiary will sell or transfer a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of such property, except a lease for a temporary period of less than 3 years, including renewals, with the intent that the use by the Parent Guarantor or a Subsidiary will be discontinued on or before the expiration of such period (any transaction subject to the provisions of this Section 10.8 being herein referred to as a “Sale and Leaseback Transaction”) unless the Parent Guarantor, shall apply an amount equal to the greater of the proceeds of the sale or the fair value of the property so leased to the retirement (other than any mandatory retirement), within 180 days of the effective date of any such arrangement, of long-term non-subordinated indebtedness for money borrowed by the Company which had a stated maturity of more than one year from the date of its creation.

(b) The Parent Guarantor or a Subsidiary may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by Subsection (a) of this Section 10.8, provided that the value thereof plus the aggregate indebtedness permitted to be secured under the provisions of Subsection (b) of Section 10.7 does not at the time exceed the greater of 10% of Consolidated Capitalization or 10% of Consolidated Net Tangible Assets.

(c) The term “value” shall, for the purpose of this Section 10.8 and Section 10.7(b), mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors, in each such case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

(d) The Certificate of a Firm of Independent Public Accountants shall be conclusive evidence as to the amount, at the date specified in such certificate, of the net book value of any particular manufacturing plant or distribution facility, Consolidated Net Tangible Assets or Consolidated Capitalization, as the case may be.

Section 10.9 Waiver of Certain Covenants.

The Company or the Parent Guarantor, as the case may be, may omit in any particular instance to comply with any covenant or condition set forth in Section 10.4 to Section 10.8, inclusive, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Parent Guarantor, as the case may be, and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

Section 10.10 Payment of Additional Amounts.

If specified pursuant to Section 3.1, the provisions of this Section 10.10 shall be applicable to Securities of any series and any related Guarantees.

All payments by the Company, the Parent Guarantor or their Paying Agents (each referred to in this section as a “Payor”) with respect to any Security or related Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge and any applicable interest and penalties (collectively “Taxes”), unless the withholding or deduction of such amounts is required by law or the official interpretation thereof.

The Company or the Parent Guarantor, as the case may be, will, subject to the exceptions and limitations set forth below, pay such additional amounts as may be necessary to ensure that every net payment on such Security or related Guarantee, after deduction or withholding by the applicable withholding agent, for or on account of any present or future Tax imposed upon or as a result of such payment by any jurisdiction in which the Company or the Parent Guarantor is incorporated or organized, resident or engaged in business for tax purposes, or from or through which payment is made by or on behalf of the Company or the Parent Guarantor, or, in each case, any political subdivision thereof or therein (each a “Relevant Taxing Jurisdiction”), including any such deduction or withholding attributable to the payment of such additional amounts, will not be less than the amount provided in such Security to be then due and payable absent such deduction or withholding (such additional amounts, “Additional Amounts”). However, the Company and the Parent Guarantor will not pay Additional Amounts (including, for the avoidance of doubt, any such amount in respect of the payment of Additional Amounts) for or on account of:

(a) any Tax that is imposed or withheld solely by reason of the existence of any present or former connection (other than a connection arising solely from the ownership of such Securities, the receipt of payments in respect of such Securities or related Guarantees, or the enforcement of any rights with respect to such Securities or related Guarantees) between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary member, partner or shareholder of such Holder or beneficial owner if such Holder is an estate, trust, partnership, limited liability company, other fiscally transparent entity or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner) of a Security and the applicable Relevant Taxing Jurisdiction, including without limitation, citizenship, nationality, residence, domicile or the existence of a business, permanent establishment, a dependent agent or a place of management present or deemed present in the applicable Relevant Taxing Jurisdiction;

(b) any Tax which would not have been imposed but for the presentation of such Securities for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any Tax that is payable by any method other than withholding or deduction in respect of payments under, or in respect of, such Security or related Guarantees;

(d) any gift, estate, inheritance, sales, transfer, personal property or any similar Tax;

(e) any Tax if the Holder could have avoided such Tax by presenting such Securities for payment to another Paying Agent;

(f) any Tax imposed or withheld as a result of the failure of the Holder or beneficial owner of a Security to comply with a request to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with any jurisdiction of the Holder or beneficial owner of a Security, or to satisfy any information or reporting requirement, if such compliance is required by statute or by regulation of the Relevant Taxing Jurisdiction or by an applicable income tax treaty to which the Relevant Taxing Jurisdiction is a party, as a precondition to relief or exemption from such Tax by the Relevant Taxing Jurisdiction; provided, in each case, that the Holder or beneficial owner of such Security is legally eligible to satisfy such requirement;

(g) any Tax imposed on or withheld from a payment to a Holder or beneficial owner of a Security and that is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003 or any law or agreement implementing or complying with, or introduced in order to conform to, such directive; or

(h) any Tax imposed on or with respect to any payment to a Holder if such Holder is a fiduciary, limited liability company, partnership, other fiscally transparent entity or other person other than the sole beneficial owner of a Security to the extent that such Tax would not have been imposed on such payment had the beneficiary, settlor, partner, member or other beneficial owner directly held such Security;

(i) any Tax imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing;

(j) any U.S. federal Tax on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of the Company’s or the Parent Guarantor’s stock that is entitled to vote within the meaning of Section 871(h)(3) of the Code;

(k) any U.S. federal backup withholding Tax imposed pursuant to Section 3406 of the Code; or

(l) any combination of items (a) through (k) above.

The Company will pay any stamp, issue, registration, court or documentary Taxes or any other excise or similar Taxes that are levied by any Relevant Taxing Jurisdiction and required by such Relevant Taxing Jurisdiction to be paid on the execution, delivery, issuance or registration of any Securities, this Indenture, any Guarantee of such Securities or any other document referred to therein, the receipt of any payments with respect thereto (but excluding, solely in the case of such payments, any Taxes described in clause (a), (b), or (d) through (k) or any combination of the foregoing), or enforcement of, any Securities or any Guarantee thereof. The Company will not, however, be obligated to pay any stamp, issue, registration, court or documentary Taxes, or any other excise or similar Tax, that is levied by any Relevant Taxing Jurisdiction in connection with any transfer of a Security or a beneficial interest in a Security to a person other than the Company or the Parent Guarantor after the date of issuance of such Security.

Except as specifically provided above, the Company will not be required to make any payments for any Tax with respect to the payment on the Securities.

If a Payor is the applicable withholding agent, each of the Company and the Parent Guarantor will (i) make all withholdings and deductions for Taxes with respect to payments under the Securities and the Guarantees thereof (if any) that it is required by law or the official interpretation thereof to make, and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law (ii) use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld and (iii) furnish to the trustee, within a reasonable time after the date of the payment of any such Taxes, certified copies of such Tax receipts evidencing any such payment, or if, notwithstanding its efforts to obtain receipts, receipts are not available, other evidence of such payments.

The above obligations will survive any termination, defeasance or discharge of the indenture and any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or Parent is incorporated or organized, resident or engaged in business for Tax purposes or any jurisdiction from or through which any payment on the Notes (or related Guarantee) is made by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Whenever in this Indenture there is mentioned, in any context, the payment of principal of, and premium, if any, and interest, if any, on any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the terms of such Securities and this Section 10.10 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of Additional Amounts as contemplated by Section 3.1(20), at least 10 days prior to the date of the first payment of principal, premium, if any, or interest, with respect to which Additional Amounts are payable, the Company will furnish the Trustee for that series of Securities and the Company’s principal Paying Agent or Paying Agents, if other than such Trustee, with an Officers’ Certificate instructing such Trustee and such Paying Agent or Paying Agents of the amount, if any, required to be withheld on such payments to such Holders of Securities and the Additional Amounts that are required to be paid pursuant to the terms applicable to such series. The Company covenants to indemnify the Trustee for such series of Securities, and to hold it harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on its part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.10. For the avoidance of doubt, the Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of any Additional Amounts owed, or with respect to the method employed in such calculation of any Additional Amounts.

Section 10.11 Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.1 Applicability of This Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article Eleven, the provision of such form of Security shall govern.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Securities of any particular series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the Securities of such series) notify such Trustee by Company Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Securities to be redeemed pursuant to Section 11.3. In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee for Securities of such series with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.3 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Company may select the series to be redeemed, and if less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee for the Securities of such series, from the Outstanding Securities of that series not previously called for redemption, by such method as such Trustee shall deem fair and appropriate by lot, or pro rata, in each case in accordance with the applicable procedures of the Depositary and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series, or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 3.3 in the currency or currency unit in which the Securities of such series are denominated.

The Trustee for the Securities of any series to be redeemed shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6 not later than the thirtieth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall identify the Securities (including the CUSIP numbers) and shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed, including the CUSIP number of such Securities,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date, and

(5) the place or places where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price.

(6) Reserved.

(7) Reserved.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee for such Securities in the name and at the expense of the Company.

Section 11.5 Deposit of Redemption Price.

Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent for such Securities (or, if the Company is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10.3) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such Series and except as provided in Section 3.12(b) and Section 3.12(d)) sufficient to pay the principal of, and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3.1 for the Securities of such series and except as provided in Section 3.12(b) and Section 3.12(d)) and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Company at the Redemption Price; provided, however, that unless otherwise specified as contemplated by Section 3.1, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.8.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of (i) OID Securities, the Security’s Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities).

Section 11.7 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. In the case of a Global Security, the aggregate principal amount of such Global Security shall be reduced in accordance with the applicable procedures of the Trustee and the Depositary.

Section 11.8 Tax Redemption; Special Tax Redemption.

(a) Unless otherwise specified pursuant to Section 3.1, Securities of any series may be redeemed at the option of the Company in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, on any Redemption Date at the Redemption Price specified pursuant to Section 3.1, if the Company determines that (A) as a result of any change in or amendment to the tax laws, regulations or rulings of the Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of such tax laws, regulations or rulings (including by virtue of a holding by a court of competent jurisdiction in the Relevant Taxing Jurisdiction), which change or amendment is announced has and becomes effective after the issuance of such Securities (or, if the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the issuance of such Securities, after the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), the Company becomes or will become obligated to pay Additional Amounts pursuant to Section 10.10 with respect to any Security of such series and (B) the Company, in its business judgment, determines that such obligations cannot be avoided by the use of reasonable measures available to it, provided that (1) no notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay any Additional Amounts giving rise to the redemption if a payment on the applicable Securities were then due and (2) at the time such notice of redemption is given the obligation to pay such Additional Amounts remains in effect. Any such redemption shall comply with the provisions of Section 11.4 hereof.

(b) If the Company exercises its option to redeem Securities of a series for tax reasons, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to redeem such Securities along with (A) an opinion of independent tax counsel of recognized expertise in the laws of the Relevant Taxing Jurisdiction selected by the Company to the effect that a change of law as described in Section 11.8(a) exists and (B) an Officers’ Certificate to the effect that it cannot avoid its obligation to pay any Additional Amounts by the Company taking reasonable measures available to it. The Trustee and Paying Agents will accept and will be entitled to rely conclusively upon such Officer’s Certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the issuer to exercise its right to redeem the Notes, which determination will be conclusive and binding on the Holders of the Notes.

ARTICLE TWELVE

SINKING FUNDS

Section 12.1 Applicability of This Article.

Redemption of Securities through operation of a sinking fund as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article Twelve; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article Twelve, the provision of such form of Security shall govern.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

Section 12.2 Satisfaction of Sinking Fund Payments With Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee for such Securities at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any particular series of Securities, the Company will deliver to the Trustee for the Securities of such series an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of that series and except as provided in Section 3.12(b) and Section 3.12(d)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Trustee any Securities to be so delivered. Such Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6 and Section 11.7.

ARTICLE THIRTEEN

MEETINGS OF HOLDERS OF SECURITIES

Section 13.1 Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 13.2 Call, Notice and Place of Meetings.

(a) The Trustee for any series of Securities, may at any time call a meeting of the Holders of Securities of such series for any purpose specified in Section 13.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London, as such Trustee shall determine. Notice of every meeting of Holders of Securities of such series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) (In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any such series shall have requested the Trustee for any such series to call a meeting of the Holders of Securities of such series for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and such Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 13.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee for such series and its counsel and any representatives of the Company and its counsel.

Section 13.4 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 13.5(d), notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 13.4 shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Section 13.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provision of this Indenture, the Trustee for any series of Securities may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee for any series of Securities shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.2(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him as determined in accordance with Section 1.15; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 13.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 13.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee for such series of Securities to be preserved by such Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FOURTEEN

GUARANTEES

Section 14.1 Guarantee.

(a) Subject to this Article Fourteen, the Parent Guarantor and, to the extent provided for in any series of Securities under the Indenture, each of other the Guarantors, hereby will, jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such series of Securities or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Security shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture, or pursuant to Section 14.6.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 14.1.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantees.

(f) Each such Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities or such Guarantees, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any such Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of any such Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 14.2 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Securities of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of bankruptcy law in the United States, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under such Guarantee shall be entitled upon payment in full of all Guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with generally accepted accounting principles in the United States.

Section 14.3 Execution and Delivery.

(a) To evidence its Guarantee set forth in Section 14.1, each Guarantor (other than the Parent Guarantor) hereby agrees that a supplemental indenture to this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor (other than the Parent Guarantor) shall in such supplemental indenture agree that its Guarantee set forth in Section 14.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.

(c) If an officer of a Guarantor whose signature is on this Indenture or a supplemental indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantees shall be valid nevertheless.

(d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee thereof set forth in this Indenture or supplemental indenture on behalf of the applicable Guarantors.

Section 14.4 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 14.1; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

Section 14.5 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 14.6 Release of Guarantees.

(a) A Guarantee of any Security by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the trustee shall be required for the release of such Guarantor’s Guarantee:

(1)	(A) upon the Company’s exercise of its Legal Defeasance option or, except in the case of a Guarantee of any direct or indirect parent of the Company, Covenant Defeasance option in accordance with Article Four or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(B) as specified in a supplemental indenture to this Indenture; and

(2)	upon such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.

At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	Attorney, Authorized Signatory

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	SVP Corporate Finance, CFO Commercial and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

Mondelez International Holdings Netherlands B.V.

Re: [insert description/title of securities]

Reference is hereby made to the Indenture, dated as of October 28, 2016 (as amended or supplemented from time to time with respect to the Securities, the “Indenture”), among Mondelez International Holdings Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the “Company”), Mondelēz International, Inc., as guarantor and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Security[s] or interest in such Security[s] specified in Annex A hereto, in the principal amount of $             in such Security[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

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(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to the Company, a Restricted Subsidiary or a Guarantor;

or

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

3

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Security (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Security (CUSIP [ ]), or

(b)	[ ] a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Security (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Security (CUSIP [ ]), or

(iii)	[ ] Unrestricted Global Security (CUSIP [ ]); or

(b)	[ ] a Restricted Definitive Security; or

(c)	[ ] an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

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EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Mondelez International Holdings Netherlands B.V.

Re: [insert description/title of securities]

Reference is hereby made to the Indenture, dated as of October 28, 2016 (as amended or supplemented from time to time with respect to the Securities, the “Indenture”), among Mondelez International Holdings Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the “Company”), Mondelēz International, Inc., as guarantor and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $             in such Security[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [    ] 144A Global Security [    ] Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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